EXHIBIT 23




            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64470) pertaining to the Employees' Savings Plan of Sport Supply Group, Inc. of our report dated June 12, 1998, with respect to the financial statements and supplemental schedules of the Sport Supply Group, Inc. Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                           /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP


   June 29, 1998
   Dallas, Texas